                                                                 Exhibit 99B(14)

                                 Fairport Funds
                        Charting A Course You Can Trust(SM)

                                                IRA

                                       Individual Retirement
                                             Accounts

                                       * Fairport Midwest Growth Fund

                                       * Fairport Growth and Income Fund

                                       * Fairport Government Securities Fund

                                                January 19, 1998

Advised by
Roulston & Company, Inc.

ABOUT FAIRPORT FUNDS
AND ITS ADVISER

Fairport Funds are managed by Roulston & Company, a leading investment management firm. Founded in Cleveland in 1963, Roulston & Company acts as manager or investment adviser for more than $800 million in portfolio accounts for pension funds, profit-sharing trusts, foundations, endowments and individuals. Our investment style is designed to take advantage of inefficiencies in the market by concentrating on undervalued equities where management has historically demonstrated a strong commitment to the stockholders and where the rigorous investigation of our research team can be satisfied. While future risks are difficult to predict, we firmly believe that a disciplined approach to investment management which incorporates our thorough research effort will produce excellent returns with below average risk over time.

Fairport Funds

* The Midwest Growth Fund seeks capital appreciation, primarily through investments in common stocks of U.S. companies headquartered in the areas bordering the Great Lakes.

* The Growth and Income Fund seeks capital appreciation and current income, primarily through investments in common stocks of U.S. issuers.

* The Government Securities Fund seeks current income consistent with the preservation of capital, primarily through investments in obligations issued or guaranteed as to principal and interest by the U.S. Government or its agencies.

The Shares of the Funds are not deposits or obligations of, or guaranteed or endorsed by any bank, nor are such shares federally insured by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency. An investment in a Fund involves certain investment risks, including the possible loss of principal. This material must be accompanied or preceded by a prospectus.

BUILD A SECURE RETIREMENT
THROUGH A TAX-ADVANTAGED IRA

Virtually all working Americans, regardless of age, should be thinking about their long-term financial security. Changing tax laws and a trend away from defined-benefit pension plans have created new savings opportunities but also put more responsibility on each of us to manage our own retirement savings.

Investment returns are determined by many factors, but one of the most important is time. You can put time on your side by building long-term financial security through a Fairport Funds Individual Retirement Account. With some foresight, planning and a little sacrifice during your working years, you can build a comfortable nest egg for your retirement.

NEW OPTIONS FOR THE IRA INVESTOR

Congress created Individual Retirement Accounts -- IRAs -- to encourage people to plan and save for their own retirement. The Taxpayer Relief Act of 1997 made a number of favorable changes in the IRA rules, most prominently the creation of the Roth IRA. These changes make this an excellent time to review your retirement plan.

The primary appeal of the Roth IRA is that no taxes are due when you ultimately withdraw the money. Your contributions are not tax deductible, but the money builds tax free, just like in a traditional IRA.

The Roth IRA addresses the needs of middle- and upper-income workers whose desire to secure a comfortable retirement was constrained under the traditional IRA. For disciplined investors who have been making non-deductible IRA contributions, the Roth IRA represents a very attractive alternative.

Individuals with adjusted gross income (AGI) as high as $110,000 a year ($160,000 for married couples filing jointly) qualify for a Roth IRA. The $2,000 per person annual contribution limit phases out above $95,000 for individuals and $150,000 for couples, but these levels are still considerably higher than those that apply to a traditional IRA.

As with a traditional IRA, you may begin taking distributions from a Roth IRA as early as age 59 1/2, as long as the Roth account has been in existence for five years. Also, the 1997 tax law changes now permit penalty-free distributions from either a traditional or Roth IRA for the purchase of a first home or to fund college expenses.

OTHER ADVANTAGES TO CONSIDER

There are other important benefits available to investors who qualify for a Roth IRA. Unlike the traditional IRA, there are no rules about when you must begin taking distributions from a Roth account. You may continue to make contributions as long as you have earned income. This gives you control over the timing of distributions and the flexibility to extend the tax-deferral and compounding benefits for changing requirements. The Roth IRA receives favorable estate tax treatment--the money passes tax free to heirs, and the surviving spouse or designated beneficiary can continue to benefit from tax-deferred compounding in the account.

================================================================================
                       The appeal of the Roth IRA is that
                            no taxes are due when you
                         ultimately withdraw the money.
================================================================================

If a Roth IRA sounds like a good idea, consider opening a Fairport Funds account. Investors can have both a traditional IRA and a Roth IRA as long as combined IRA contributions in any given year do not exceed the stipulated limits.

Under the 1997 tax law changes, establishing a new IRA may be a smart move even if you are already retired. Even fairly affluent retired people may now find it worthwhile to take advantage of an IRA, so long as they have some earned income.

You may also convert an existing IRA into a Roth IRA provided your adjusted gross income does not exceed $100,000 in the year you elect conversion. Investors converting to a Roth IRA are required to pay taxes on the converted amount. As with all investment decisions, individual circumstances vary and you should consult your attorney or financial advisor before making decisions.


         --------------------------------------------------------------
         This material must be preceded or accompanied by a prospectus.

=============================================================================================================================
                                                     COMPARING YOUR IRA OPTIONS
=============================================================================================================================
                                      Traditional Deductible IRA                  Roth IRA
=============================================================================================================================
Maximum 1998 AGI to                   $40,000 if filing singly;                   $110,000 if filing singly;
contribute                            $60,000 if filing jointly                   $160,000 if filing jointly
-----------------------------------------------------------------------------------------------------------------------------
Maximum annual contribution           $2,000 per person                           $2,000 per person
-----------------------------------------------------------------------------------------------------------------------------
Tax treatment of contributions        Deductible                                  Not deductible
-----------------------------------------------------------------------------------------------------------------------------
How long can you make                 As long as you have earned income,          No limit, as long as you have
contributions?                        up until age 70 1/2                         earned income
-----------------------------------------------------------------------------------------------------------------------------
When can you withdraw                 Generally at age 59 1/2; also for           Same as deductible IRA except that
money without penalty?                first-time home purchase and college        contributions may be withdrawn at any time
                                      expenses                                    after the account has been held 5 years
-----------------------------------------------------------------------------------------------------------------------------
Tax treatment of withdrawals          Taxable as ordinary income                  Not taxable if account is at least five
                                                                                  years old
-----------------------------------------------------------------------------------------------------------------------------
When withdrawals must begin           By age 70 1/2                               No age 70 1/2 requirement
-----------------------------------------------------------------------------------------------------------------------------
Survivorship deferral                 Funds can compound tax-free up to           Funds can compound tax-free to spouse
                                      age 70 1/2 for a spousal beneficiary; a     or other beneficiary beyond age 70 1/2
                                      nonspousal beneficiary must receive
                                      distributions within the 5-year period
                                      following death or over the beneficiary's
                                      life or life expectancy
-----------------------------------------------------------------------------------------------------------------------------
Tax treatment of distributions        Distributions taken by surviving spouse     Distributions taken by surviving spouse
to spouse or beneficiary              or other beneficiary are taxable as         or other beneficiary are tax-free
                                      ordinary income at time of withdrawal
=============================================================================================================================

THE POWER OF COMPOUNDING

Tax-deferred compounding is the cornerstone of effective retirement planning. An IRA allows you to accumulate substantial savings faster than you could through a conventional, non-tax-deferred savings program. As an example, over 30 years, a tax-deferred IRA growing at an average annual rate of 8% would accumulate $244,692. This compares with just $160,326 for an identical investment program that was not tax-deferred, assuming annual contributions of $2,000 and a 28% federal income tax bracket. (See chart, p. 3)

This extra return is possible because in an IRA, all dividends, interest and capital gains continue to build exempt from federal income taxes.

The Roth IRA offers additional compelling possibilities. Consider this example:
A $30,000 Roth account left to a 5-year-old grandchild would grow to nearly $82,000 in tax-free money by the time the child is 18, assuming an 8% average annual growth rate. If the money were left alone for the child's retirement (assuming a life expectancy of 65 years), the account would be worth $4.8 million when the child reaches age 65.

HOW A TAX DEFERED IRA INCREASES THE VALUE
OF YOUR NEST EGG

                         5 YEARS    10 YEARS      20 YEARS       30 YEARS
Ending value without
IRA: $160,326

Ending value with
IRA: $244,692

This chart shows the value of your IRA's tax-deferred advantage -- a total of more than $84,000 over 30 years compared with an identical investment without tax-deferred compounded earnings. Our example assumes a $2,000 annual contribution over a 30-year period, a 28% tax bracket, and earnings growth of 8% annually. Note that earnings withdrawn from a traditional IRA account will be taxed upon withdrawal (plus a 10% tax penalty if you are under age 59 1/2). This example was selected for illustrative purposes only and does not imply that you will earn this return from any particular investment you may make.

THE NEED FOR RETIREMENT SAVINGS

Most financial experts agree that the days are gone when traditional employer pension plans and Social Security could provide enough income for most Americans to maintain their lifestyles in retirement. Moreover, advances in medicine and greater awareness of health issues mean that many of us will enjoy a longer and more active retirement than our parents or grandparents.

To help ensure long-term financial security, more and more Americans are turning to equity mutual funds when it comes to investing their IRA savings. Mutual funds such as the Fairport Funds offer an easy, effective way to build a diversified, professionally managed port-folio of stocks and bonds.

Over the long term, investments in U.S. stocks have consistently generated higher real rates of return than either Treasury bills or bonds. And historically, only U.S. stocks have achieved a real return high enough to keep pace with ever-rising prices. Of course, past performance is no guarantee of future results. *

The prices of stocks and bonds will fluctuate in value, but studies have shown that these fluctuations smooth out over time. Remember, the biggest investment risk you face is not that the stock market may decline tomorrow or next year. The biggest risk is that 20 or 30 years from now you will not have saved enough to retire comfortably. It is critical to begin investing early and regularly and to generate long-term returns high enough to keep you ahead of the rising cost of living.

Whether you are just beginning your career or are well into your working years, you should seriously consider opening a Fairport Funds IRA. Never before have investors had this many options for retirement planning. The time to capitalize on them is now. You owe it to yourself to take advantage of a traditional tax-deferred IRA or Roth IRA. Start building today for a brighter tomorrow.

================================================================================
THE ADVANTAGES OF MUTUAL FUNDS

Professionally managed mutual funds such as the Fairport Funds offer IRA investors a number of advantages, including:

* INVESTMENT DIVERSIFICATION

* EASY AFFORDABILITY

* ASSET ALLOCATION FLEXIBILITY

* AUTOMATIC INVESTING

* PROFESSIONAL MANAGEMENT

* RESPONSIVE CUSTOMER SERVICE

When selecting a mutual fund company for your IRA, choose one that has an investment style that makes you feel comfortable. Fairport Funds follows a conservative, research-driven approach to investing that seeks to produce superior returns with below average risk over time.
================================================================================

* This example assumes annual returns for the period 1926-1996 for common stocks as measured by an unmanaged index of the S&P 500 (with dividends and capital gains reinvested), for bonds as represented by 20-year U.S. government bonds and for cash as represented by 30-day U.S. Treasury bills, with inflation as measured by the Consumer Price Index. Government bonds and Treasury bills offer a government guarantee as to return of principal and interest if held to maturity. Computed using data from (C)Stocks, Bonds Bills and Inflation 1997 Yearbook(TM), Ibbotson Associates. Chicago (annually updates work by Roger G. Ibbotson and Rex Sinquefield). Used with permission. All rights reserved. Not intended to imply actual performance of any Fairport Fund or other mutual fund.

ANSWERS TO COMMONLY ASKED QUESTIONS

WHO IS ELIGIBLE TO MAKE IRA CONTRIBUTIONS?

Anyone with earned income from employment, including self-employment, is eligible to set up an IRA account and make contributions. Depending on the type of IRA you choose and your income level, your contributions may or may not be tax deductible. Contributions to a traditional IRA can be made up to age 70 1/2. No age limits apply to Roth IRA contributions.

I AM MARRIED. WHAT ABOUT MY SPOUSE?

As long as one of you has earned income from employment, including self-employment, you may each have your own IRA and contribute up to a maximum of $2,000 a year each or 100% of earned income, which-ever is less.

I AM ALREADY RETIRED. WHY WOULD I WANT TO OPEN AN IRA ACCOUNT?

Changes in the laws under the Taxpayer Relief Act of 1997 make IRAs an attractive investment for many retirees, even fairly affluent ones. Retired individuals and couples with adjusted gross income of less than $150,000 and some earned income may make annual tax-deductible contributions to a traditional IRA or nondeductible contributions to a Roth IRA. You must start taking withdrawals from a traditional IRA by age 70 1/2, but there are no such requirements with a Roth IRA. You may continue to fund a Roth IRA as long as you live, and the money in the account will pass to your heirs tax free.

CAN I OPEN A ROTH IRA IF I ALREADY HAVE A REGULAR IRA?

Yes. There is no limit to the number of IRA accounts you can have, so long as your total annual IRA contributions do not exceed $2,000 or 100% of your earned income.

ARE MY IRA CONTRIBUTIONS TAX DEDUCTIBLE?

It depends. Contributions to a Roth IRA are not tax deductible, but you may be able to deduct your contributions to a traditional IRA. With a traditional IRA, you may deduct your entire contribution if neither you nor your spouse is covered by an employer-sponsored retirement plan, regardless of income level. A $2,000 per person 1998 IRA contribution is fully tax deductible if your joint adjusted gross income is $50,000 or less ($30,000 for a single person), even if one of you is covered by an employer-sponsored plan. Above this income level, the amount that is deductible declines on a sliding scale up to an adjusted gross income of $60,000 in 1998 ($40,000 for a single person), at which level none of the contribution is deductible. These caps on deductibility rise each year through 2007.

WHAT ARE THE ADVANTAGES OF A ROTH IRA?

With a Roth IRA all your contributions and earnings accumulate free of federal income tax, and you pay no taxes on qualified withdrawals. With a traditional IRA, you may be able to deduct your contributions, but you will owe federal income taxes on the funds when you make withdrawals. The Roth IRA allows you to make contributions as long as you live, and there are no requirements about when you must start to make withdrawals. Also, with a Roth IRA you may withdraw your contributions (but not the earnings) at any time after five years without penalty, and any funds not withdrawn pass tax free to your heirs.

HOW DO I KNOW WHICH TYPE OF IRA IS BEST FOR ME?

The Roth IRA is clearly the best choice for people who do not qualify to make tax-deductible contributions to a traditional IRA and whose income does not exceed stipulated limits. Even if your income level qualifies you to make tax-deductible contributions to a traditional IRA, the Roth IRA will still probably be a better choice unless you expect to be in a significantly lower tax bracket in retirement. Please consult a competent tax advisor if you are unsure about your particular situation.

CAN I CONVERT MY EXISTING IRA TO A ROTH IRA?

You can roll over all or any portion of an existing retirement account to a Roth IRA, so long as your adjusted gross income is less than $100,000 (not including the taxable amount rolled over, which must be declared as income). You will have to pay the applicable tax on the funds converted from the existing IRA, but there is no early withdrawal penalty. In general, financial advisors recommend people consider a Roth rollover if they have the money to pay the tax that will be due without dipping into the retirement account, unless they need to begin withdrawing the money in less than five years or anticipate they will be in a lower tax bracket at retirement. Consult a competent tax advisor about your particular situation.

IS THERE ANY INCENTIVE TO CONVERTING AN EXISTING IRA TO A ROTH IRA IN 1998?

Yes. If you decide to take a rollover in 1998, you can spread the taxable impact equally over four years. Beginning in 1999, the taxable amount rolled over will have to be declared and the taxes paid in a single year.

CAN I TRANSFER ASSETS INTO A ROTH IRA WITH THE FAIRPORT FUNDS FROM AN IRA I HAVE AT A BANK, INSURANCE COMPANY OR OTHER MUTUAL FUND?

Yes. You can transfer, or roll over, funds from any IRA or other qualified retirement account to a new or existing Fairport Funds IRA without incurring a tax penalty, as long as you follow certain rules. To authorize the Fairport Funds to arrange a transfer of assets from an existing IRA, simply complete the attached IRA Transfer/Rollover Form and IRA Application Form. If you have any questions about a rollover, see a competent tax advisor.

HOW MUCH AND HOW OFTEN CAN I CONTRIBUTE TO MY IRA?

The maximum amount an individual may contribute to IRA accounts -- traditional and Roth combined -- for any taxable year is $2,000 or 100% of your earned income, whichever is less. Married couples may make contributions totaling $4,000, but no more than $2,000 to one spouse's account. Maximum 1998 contribution levels phase out at adjusted gross incomes above $35,000 for traditional IRAs ($50,000 for couples filing jointly) and above $95,000 (($150,000 for couples filing jointly) for Roth IRAs. You may make contributions for a given tax year at any time up to the due date for filing your tax return for that year, normally April 15.

CAN I ARRANGE TO HAVE CONTRIBUTIONS MADE AUTOMATICALLY?

Yes. You can set up an automatic investment plan with the Fairport Funds using the attached application form. You can make periodic contributions in amounts as small as $50. Remember, the earlier in the year you contribute, the longer the money has the opportunity to grow while sheltered from taxes.

DO I HAVE TO MAKE CONTRIBUTIONS TO MY IRA EVERY YEAR?

No, but it is a good idea to do so in order to take full advantage of the power of tax-deferred compounding.

WHEN CAN I WITHDRAW MONEY FROM MY IRA?

Federal laws impose a 10% penalty tax if you withdraw funds prior to age 59 1/2 except in certain circumstances. The penalty is in addition to ordinary income tax applicable to your withdrawal. Congress expanded the circumstances under which you can withdraw money from your IRA before age 59 1/2 without being subjected to a 10% tax penalty. In addition to reasons of death, disability or a qualifying rollover, you are now permitted to withdraw cash without penalty if you are buying your first home or funding a college education for yourself, your spouse, your children or your grandchildren. You can withdraw your contributions (but not the earnings) from a Roth IRA at any time without penalty after five years.

HOW ARE WITHDRAWALS TAXED?

Generally, qualified withdrawals from a traditional IRA will be taxed as ordinary income, except for any non-deductible contributions you may have made. All qualified withdrawals from a Roth IRA will be tax free.

IS AN IRA STILL A GOOD IDEA EVEN IF MY INCOME IS TOO HIGH FOR A ROTH IRA?

Yes. You can still benefit from the significant tax-deferred compounding advantages of a traditional IRA.

IF I HAVE MADE DEDUCTIBLE CONTRIBUTIONS IN THE PAST TO AN IRA, SHOULD I OPEN A SEPARATE IRA TO MAKE NEW, NONDEDUCTIBLE IRA CONTRIBUTIONS?

You are not required to open separate IRAs for deductible and nondeductible contributions, but it will simplify your recordkeeping once you begin taking withdrawals. If you make nondeductible contributions to the same IRA which you have also made deductible contributions, you must file IRS form 8606 to keep track of your separate contributions.

DISCLOSURE STATEMENT

RIGHT TO REVOKE YOUR IRA

IF YOU RECEIVE THIS DISCLOSURE STATEMENT AT THE TIME YOU ESTABLISH YOUR IRA, YOU HAVE THE RIGHT TO REVOKE YOUR IRA WITHIN SEVEN (7) DAYS OF ITS ESTABLISHMENT. IF REVOKED, YOU ARE ENTITLED TO A FULL RETURN OF THE CONTRIBUTION YOU MADE TO YOUR IRA. THE AMOUNT RETURNED TO YOU WOULD NOT INCLUDE AN ADJUSTMENT FOR SUCH ITEMS AS SALES COMMISSIONS, ADMINISTRATIVE EXPENSES, OR FLUCTUATION IN MARKET VALUE. YOU MAY MAKE THIS REVOCATION ONLY BY MAILING OR DELIVERING A WRITTEN NOTICE TO THE CUSTODIAN AT:

FPS SERVICES, INC.
3200 HORIZON DRIVE
KING OF PRUSSIA, PA 19406-0903

IF YOU SEND YOUR NOTICE BY FIRST-CLASS MAIL, YOUR REVOCATION WILL BE DEEMED MAILED AS OF THE DATE OF THE POSTMARK.

IF YOU HAVE ANY QUESTIONS ABOUT THE PROCEDURE FOR REVOKING YOUR IRA, PLEASE CALL THE CUSTODIAN AT THE TELEPHONE NUMBER LISTED ON THE APPLICATION.

REQUIREMENTS OF A TRADITIONAL IRA

A. Cash Contributions -- Your contribution must be in cash, unless it is a rollover contribution.

B. Maximum Contribution -- The total amount you may contribute to an IRA for any taxable year cannot exceed the lesser of $2,000 or 100 percent of your compensation. If you also maintain a Roth IRA, the maximum contribution to your Traditional IRAs (i.e., IRAs subject to Internal Revenue Code (IRC) Sections 408(a) or 408(b)) is reduced by any contributions you make to your Roth IRA. Your total annual contribution to all Traditional IRAs and Roth IRAs cannot exceed the lesser of $2,000 or 100 percent of your compensation.

C. Nonforfeitability -- Your interest in your IRA is nonforfeitable.

D. Eligible Custodians -- The Custodian of your IRA must be a bank, savings and loan association, credit union, or a person approved by the Secretary of the Treasury.

E. Commingling Assets -- The assets of your IRA cannot be commingled with other property except in a common trust fund or common investment fund.

F. Life Insurance -- No portion of your IRA may be invested in life insurance contracts.

G. Collectibles -- You may not invest the assets of your IRA in collectibles (within the meaning of Internal Revenue Code (IRC) Section 408(m)). A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible personal property specified by the Internal Revenue Service. However, specially minted United States gold and silver bullion coins and certain state-issued coins are permissible IRA investments. Beginning January 1, 1998, platinum coins and certain gold, silver, platinum or palladium bullion (as described in IRC Section 408(m)(3)) are also permitted as IRA investments.

H. Required Minimum Distributions -- You are required to take minimum distributions from your IRA at certain times in accordance with Proposed Treasury Regulations Section 1.408-8. Below is a summary of the IRA distribution rules.

   1. You are required to take a minimum distribution from your IRA beginning April 1 of the calendar year following the calendar year in which you reach age 70 1/2. You must take your first payout by your required beginning date, and will receive payments each year thereafter. The minimum distribution for any taxable year is equal to the amount obtained by dividing the account balance at the end of the prior year (less any required distribution taken between January 1 and April 1 of the year following the year you attain age 70 1/2) by the joint life expectancy of you and your designated beneficiary. If you have not designated a beneficiary for your IRA by your required beginning date, your single life expectancy will be used.

   2. Your single or joint life expectancy is determined by using the IRS unisex life expectancy tables. You can find these tables in Treasury Regulation
      Section 1.72-9.

      We may establish a policy dictating whether or not life expectancies may be recalculated in determining required minimum distributions from your IRA. Alternatively, we may allow you to elect whether or not to recalculate your life expectancies.

      You may choose (within the limits set forth in the distribution rules and our life expectancy recalculation policy) how you want your required minimum distributions structured. You must make your payment elections no later than April 1 following your 70 1/2 year. If you do not make an election by that date, we may do any one of the following:

      (a) make no payment until you give us a proper payout request,

      (b) pay your entire IRA to you in a single sum payment, or

      (c) determine your required minimum distribution each year based on your single life expectancy (not recalculated) and pay those distributions to you until you direct otherwise.

   3. If you name someone other than your spouse as your beneficiary, and your beneficiary is more than 10 years younger than you, your required minimum distributions must satisfy the Minimum Distribution Incidental Benefit
      (MDIB) rule. The MDIB rule generally requires that your required minimum distributions be calculated as if your beneficiary were exactly 10 years younger than you.

   4. If you die:

      (a) on or after your required beginning date, distributions must be made to your beneficiary or beneficiaries at least as rapidly as under the method being used to determine minimum distributions as of the date of your death.

      (b) before your required beginning date, the entire amount remaining in your account will, at the election of your beneficiary or beneficiaries, either

          (i) be distributed by December 31 of the year containing the fifth anniversary of your death, or

          (ii) be distributed in equal or substantially equal payments over the life or life expectancy of your designated beneficiary or beneficiaries.

      Your beneficiary or beneficiaries must elect either option (i) or (ii) by December 31 of the year following the year of your death. If no election is made, distribution will be made in accordance with (ii) if the beneficiary is your surviving spouse, and in accordance with (i) if your beneficiary is not your surviving spouse. In the case of distributions under (ii), distributions must commence by December 31 of the year following the year of your death. If your spouse is the beneficiary, distributions need not commence until December 31 of the year you would have attained age 70 1/2, if later.

INCOME TAX CONSEQUENCES OF
ESTABLISHING AN IRA

A. IRA Deductibility -- If you have not yet reached the year in which you attain age 70 1/2 and have earned income from services rendered, you may make an IRA contribution of the lesser of 100 percent of compensation or $2,000. However, the amount of the contribution for which you may take a tax deduction will depend upon whether you (or, in some cases, your spouse) are an active participant in an employer-maintained retirement plan. If you are not an active participant, your IRA contribution will be totally deductible. If you are an active participant, the deductibility of your contribution will depend on your modified adjusted gross income (MAGI) for the tax year for which the contribution was made. MAGI is determined on your tax return using your adjusted gross income but disregarding any deductible IRA contribution.

Definition of Active Participant -- Generally, you will be an active participant if you are covered by one or more of the following employer-maintained retirement plans:

   1. a qualified pension, profit sharing, 401(k), or stock bonus plan;

   2. a qualified annuity plan of an employer;

   3. a simplified employee pension (SEP) plan;

   4. a retirement plan established by the Federal government, a State, or a political subdivision (except certain unfunded deferred compensation plans under IRC Section 457);

   5. a tax sheltered annuity for employees of certain tax-exempt organizations or public schools;

   6. a plan meeting the requirements of IRC
      Section 501(c)(18);

   7. a qualified plan for self-employed individuals (H.R. 10 or Keogh Plan);
      and

   8. a SIMPLE IRA plan or a SIMPLE 401(k) plan.

If you do not know whether your employer maintains one of these plans or whether you are an active participant in it, check with your employer and your tax advisor. Also, the Form W-2 (Wage and Tax Statement) that you receive at the end of the year from your employer will indicate whether you are an active participant.

If you are an active participant and are single, the deductible amount of your contribution is determined as follows: (1) take the Phase-out Maximum for the applicable year (specified below) and subtract your MAGI, (2) multiply the difference by .2. For example, if your 1998 MAGI is $35,000, your maximum deductible contribution is $1,000 (the 1998 Phase-out Maximum of $40,000 minus your MAGI of $35,000, multiplied by .2). You must round the resulting number to the next highest $10 if the number is not a multiple of 10.

If you are an active participant, are married and you file a joint tax return, the deductible amount of your contributions is determined as follows: (1) take the Phase-out Maximum for the applicable year (specified below) and subtract your MAGI, (2) multiply the difference by .2. (Multiply the difference between the Phase-out Maximum and your MAGI by .1 beginning in 2007.) For example, if your MAGI in 1998 is $55,000, your maximum deductible contribution is $1,000:
[($60,000 minus $55,000) multiplied by .2]. You must round the resulting number to the next highest $10 if the number is not a multiple of 10.

====================================================
Tax Year          Joint Filers      Single Taxpayers
                  Phase-out         Phase-out
                  Maximum           Maximum
----------------------------------------------------
1997              $50,000           $35,000
1998              $60,000           $40,000
1999              $61,000           $41,000
2000              $62,000           $42,000
2001              $63,000           $43,000
2002              $64,000           $44,000
2003              $70,000           $50,000
2004              $75,000           $55,000
2005              $80,000           $60,000
2006              $85,000           $60,000
2007              $100,000          $60,000
====================================================

If you are married filing jointly and are not an active participant in an employer-maintained retirement plan, but are married to someone who is an active participant, your maximum deductible contribution is determined by taking $160,000 minus your MAGI and multiplying the result by .2 (subject to the maximum combined annual contribution limit for Traditional and Roth IRAs of the lesser of $2,000 or 100 percent of earned income).

B. Tax-Deferred Earnings -- The investment earnings of your IRA are not subject to federal income tax until distributions are made (or, in certain instances, when distributions are deemed to be made).

C. Nondeductible Contributions -- You may make non-deductible contributions to your IRA to the extent that deductible contributions are not allowed. The sum of your deductible and nondeductible IRA contributions cannot exceed your contribution limit (the lesser of $2,000 or 100 percent of compensation). You may elect to treat deductible IRA contributions as nondeductible contributions.

If you make nondeductible contributions for a particular tax year, you must report the amount of the nondeductible contribution on your federal income tax return (using IRS Form 8606).

If you overstate the amount of designated nondeductible contributions for any taxable year, you are subject to a $100 penalty unless reasonable cause for the overstatement can be shown. Failure to file any form required by the IRS to report nondeductible contributions (eg., IRS Form 8606) will result in a $50 per failure penalty.

D. Taxation of Distributions -- The taxation of IRA distributions depends on whether or not you have ever made nondeductible IRA contributions. If you have only made deductible contributions, any IRA distribution will be fully included in income.

If you have ever made nondeductible contributions to any IRA, the following formula must be used to determine the amount of any IRA distribution excluded from income:

(Aggregate Nondeductible Contributions)
x (Amount Withdrawn)  =  Amount Excluded
--------------------
Aggregate IRA Balance    From Income

NOTE: Aggregate nondeductible contributions include all nondeductible contributions made by you through the end of the year of the distribution (which have not previously been withdrawn and excluded from income). Also note that aggregate IRA balance includes the total balance of all of your IRAs as of the end of the year of distribution and any distributions occurring during the year.

E. Rollovers -- Your IRA may be rolled over to an IRA of yours, or may receive rollover contributions, provided that all of the applicable rollover rules are followed. Rollover is a term used to describe a tax-free movement of cash or other property to your IRA from any of your IRAs, or from your employer's Qualified Retirement Plan or Tax Sheltered Annuity. SIMPLE IRA funds may not be rolled to your IRA during the first two years you participate in your employer's SIMPLE IRA plan. The rollover rules are generally summarized below. These transactions are often complex. If you have any questions regarding a rollover, please see a competent tax advisor.

   1. IRA to IRA Rollovers -- Funds distributed from your IRA may be rolled over to an IRA of yours if the requirements of IRC Section 408(d)(3) are met. A proper IRA to IRA rollover is completed if all or part of the distribution is rolled over not later than 60 days after the distribution is received. You may not have completed another IRA to IRA rollover from the distributing IRA during the 12 months preceding the date you receive the distribution. Further, you may roll the same dollars or assets only once every 12 months.

   2. Qualified Plan (or Tax-Sheltered Annuity) to IRA Rollovers -- Effective for qualified plan distributions received after January 1, 1993, you may roll over, directly or indirectly, any eligible rollover distribution. An eligible rollover distribution is defined generally as any distribution from a qualified plan (other than distributions to nonspouse beneficiaries) unless it is part of certain series of substantially equal periodic payments, after-tax dollars or a required minimum distribution.

      If you elect to receive your rollover distribution prior to placing it in an IRA, thereby conducting an indirect rollover, your plan administrator will generally be required to withhold 20 percent of your distribution as a prepayment of income taxes. When completing the rollover, you may make up the amount withheld, out of pocket, and roll over the full amount distributed from your qualified plan balance, if you so choose. To qualify as a rollover, your eligible rollover distribution must be rolled over to your IRA no later than 60 days after you receive it. Alternatively, you may claim the withheld amount as income and pay the applicable income tax and, if you are under age 59 1/2, the 10 percent early distribution penalty applies (unless an exception to the penalty applies).

      As an alternative to the indirect rollover, your employer generally must give you the option of directly rolling your qualified plan balance over to an IRA. If you elect the direct rollover option, your eligible rollover distribution will be paid directly to the IRA (or other qualified plan) that you designate. The 20 percent withholding requirements do not apply to direct rollovers.

      If you place your rollover contribution in a separate (i.e., conduit) IRA plan which holds just those dollars, you preserve the right to later roll the money originating from the qualified plan into another qualified plan.

   3. TRADITIONAL IRA TO ROTH IRA ROLLOVERS -- If your adjusted gross income is not more than $100,000, you are eligible to roll over (or convert) all or any portion of your existing Traditional IRA(s) into your Roth IRA(s). The amount of the rollover from your Traditional IRA to your Roth IRA shall be treated as a distribution for income tax purposes and is includible in your gross income (except for any nondeductible contributions). Although the rollover amount is generally included in income, the 10 percent early distribution penalty shall not apply to rollovers or conversions from a Traditional IRA to a Roth IRA, regardless of whether you qualify for any exceptions to the 10 percent penalty.

      If you roll over assets from your Traditional IRA to your Roth IRA prior to January 1, 1999, you may spread the amount of the distributions which must be included in your gross income ratably over a four year period beginning with the year in which the payment or distribution is made.

   4. WRITTEN ELECTION -- At the time you make a proper rollover to an IRA, you must designate to the Custodian, in writing, your election to treat that contribution as a rollover. Once made, the rollover election is irrevocable.

F. Carryback Contributions -- A contribution is deemed to have been made on the last day of the preceding taxable year if you make a contribution by the deadline for filing your income tax return (not including extensions), and you designate that contribution as a contribution for the preceding taxable year. For example, if you are a calendar year taxpayer and you make your IRA contribution on or before April 15, your contribution is considered to have been made for the previous tax year if you designated it as such.

LIMITATIONS AND RESTRICTIONS

A. SEP Plans -- Under a Simplified Employee Pension (SEP) Plan that meets the requirements of IRC Section 408(k), your employer may make contributions to your IRA. Your employer is required to provide you with information which describes the terms of your employer's SEP Plan.

B. Spousal IRA -- If you are married, you may make payments to an IRA established for the benefit of your spouse. Your spouse must not have attained age 70 1/2 in that year, or any prior year, even if you are age 70 1/2 or older. You must file a joint tax return for the year for which the contribution is made.

The amount you may contribute to your IRA and your spouse's IRA is the lesser of $4,000 or 100 percent of your combined compensation. However, you may not contribute more than $2,000 to any one IRA.

C. Deduction of Rollovers and Transfers -- A deduction is not allowed for rollover or transfer contributions.

D. Estate Tax Exclusions -- The $100,000 federal estate tax exclusion previously available has been repealed for individuals dying after 12/31/84. No exclusion will be allowed for individuals dying after that date. Transfers of your IRA assets to a named beneficiary made during your life and at your request or because of your failure to instruct otherwise, may be subject to federal gift tax under IRC Section 2501 if made after October 22, 1986.

E. Special Tax Treatment -- Capital gains treatment and the favorable five or ten year forward averaging tax authorized by IRC Section 402 do not apply to IRA distributions.

F. Income Tax Treatment -- Any withdrawal from your IRA, except a direct transfer, is subject to federal income tax withholding. You may, however, elect not to have withholding apply to your IRA withdrawal. If withholding is applied to your withdrawal, not less than 10 percent of the amount withdrawn must be withheld.

G. Prohibited Transactions -- If you or your beneficiary engage in a prohibited transaction with your IRA, as described in IRC Section 4975, your IRA will lose its tax-exempt status and you must include the value of your account in your gross income for that taxable year.

H. Pledging -- If you pledge any portion of your IRA as collateral for a loan, the amount so pledged will be treated as a distribution and will be included in your gross income for that year.

FEDERAL TAX PENALTIES

A. Early Distribution Penalty -- If you are under age 59 1/2 and receive an IRA distribution, an additional tax of 10 percent will apply, unless made on account of death, disability, a qualifying rollover, a direct transfer, the timely withdrawal of an excess contribution, or if the distribution is part of a series of substantially equal periodic payments (at least annual payments) made over your life expectancy or the joint life expectancy of you and your beneficiary. Payments made to pay medical expenses which exceed 7.5 percent of your adjusted gross income and distributions to pay for health insurance by an individual who has separated from employment and who has received unemployment compensation under a federal or state program for at least 12 weeks are also exempt from the 10 percent tax. Beginning January 1, 1998, payments to cover certain qualified education expenses and distributions for first-home purchases (up to life-time maximum of $10,000) are exempt from the 10 percent tax. This additional tax will apply only to the portion of a distribution which is includible in your income.

B. Excess Contribution Penalty -- An excise tax of 6 percent is imposed upon any excess contribution you make to your IRA. This tax will apply each year in which an excess remains in your IRA. An excess contribution is any contribution amount which exceeds your contribution limit, excluding rollover and direct transfer amounts. Your contribution limit is the lesser of $2,000 or 100 percent of your compensation for the taxable year.

C. Excess Accumulation Penalty -- One of the requirements listed above is that you are required to take a minimum distribution by April 1 of the year following the year you attain age 70 1/2 and by the end of each year thereafter and that your designated beneficiary(ies) is required to take certain minimum distributions after your death. An additional tax of 50 percent is imposed on the amount of the required minimum distribution which should have been taken but was not. This tax is referred to as an excess accumulation penalty tax.

D. Excess Distribution Penalty -- Prior to 1997, you would have been taxed an additional 15 percent on any amount received and included in income during a calendar year from qualified retirement plans, tax-sheltered annuities and IRAs which exceeds $112,500 (indexed each year for the cost of living). Certain exceptions applied. If you received an excess distribution as described above, your tax advisor could determine if these exceptions applied to you. This tax was referred to as an excess distribution penalty. However, this tax is repealed effective for all payouts received after December 31, 1996, as a result of the Taxpayer Relief Act of 1997.

E. Excess Retirement Accumulation Penalty -- In the past, your estate would have paid additional federal estate tax if you died with an excess retirement accumulation. An excess retirement accumulation existed if, at the time of your death, the value of all of your interests in qualified plans, tax-sheltered annuities and IRAs exceeds the present value of an annuity with annual payments of $112,500 (indexed each year for the cost of living), payable over your life expectancy immediately before your death. This tax was referred to as an excess retirement accumulation tax penalty. However, this tax is repealed for estates of decedents dying after December 31, 1996, as a result of the Taxpayer Relief Act of 1997.

F. Penalty Reporting -- You must file Form 5329 with the Internal Revenue Service to report and remit any penalties or excise taxes.

CUSTODIAN/PLAN ADMINISTRATOR

The Custodian of your IRA is identified in the Individual Retirement Account Application. If FPS Services, Inc. is not the Custodian, FPS Services, Inc. serves as the Plan Administrator, and in such capacity is responsible for all record keeping, applicable tax reporting and fee collection in connection with IRA accounts. FPS Services, Inc. is also the transfer agent for the Funds.

FEES

The custodial fee currently in effect is an annual maintenance fee. The amount of the fee can be found on your application or in the offering documents.

Your first annual maintenance fee may be paid at the same time that you mail your IRA Application to FPS Services, Inc. Forward a separate check made payable to FPS Services, Inc.

In subsequent years, you may pay the annual maintenance fee by forwarding a check to FPS Services, Inc. If you do not forward payment for the annual maintenance fee by August 31 of each year, FPS Services, Inc. will obtain payment directly from your IRA by redeeming a sufficient number of the Fund shares held in your IRA.

The Custodial Fees may be modified upon 30 days' written notice from the Custodian of your IRA.

One or more of the mutual funds available for investment through your IRA may be subject to sales charges. Such charges, if any, are listed in the prospectus of that fund.

OTHER

A. IRS Plan Approval -- The Agreement used to establish this IRA has been approved by the Internal Revenue Service. The Internal Revenue Service approval is a determination only as to form. It is not an endorsement of the plan in operation or of the investments offered.

B. Additional Information -- You may obtain further information on IRAs from your District Office of the Internal Revenue Service. In particular, you may wish to obtain IRS Publication 590, Individual Retirement Arrangements.

INDIVIDUAL RETIREMENT
CUSTODIAL ACCOUNT

Form 5305-S Under Section 408(a)
of the Internal Revenue Code

The depositor whose name appears on the attached is establishing an Individual Retirement Account under section 408(a) to provide for his or her retirement and for the support of his or her beneficiaries after death.

The Custodian named on the attached Application has given the Depositor the disclosure statement required under Regulations section 1.408-6. The Depositor has assigned the custodial account the sum indicated on the Application.

The Depositor and the Custodian make the following agreement:

ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3) or an employer contribution to a Simplified Employee Pension Plan as described in
Section 408(k).

ARTICLE II

The Depositor's interest in the balance in the Custodial account is nonforfeitable.

ARTICLE III

1. No part of the Custodial funds may be invested in life insurance contracts, nor may the assets of the Custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5)).

2. No part of the Custodial funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state and certain bullion.

ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the Custodial account shall be made in accordance with the following requirements and shall otherwise comply with
Section 408(a)(6) and Proposed Regulations Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations Section 1.401(a)(9)-2, the provisions of which are herein incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the Custodial account must be, or begin to be, distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the Custodial account distributed in:

   (a) A single sum payment.

   (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

   (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

   (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

   (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

   (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

   (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

       (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

      (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

   (c) Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

   (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under Section 408(i) and Regulations Sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with Section 408(a) and related regulations will be invalid.

ARTICLE VII

This Agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Application.

ARTICLE VIII

1. Definitions. In this part of this agreement (Article VIII), the words "you" and "your" mean the Depositor, the words "we", "us" and "our" mean the Custodian or FPS Services, Inc. who serves as the plan administrator, "Code" means the Internal Revenue Code and "sponsor" means the institution identified on your application.

2. Notices And Change Of Address. Any required notice regarding this IRA will be considered effective when we mail it to the last address of the intended recipient which we have in our records. Any notice to be given to us will be considered effective when we actually receive it. You must notify us of any change of address.

3. Representations And Responsibilities. You represent and warrant to us that any information you have given or will give us with respect to this Agreement is complete and accurate. Further, you agree that any directions you give us, or action you take will be proper under this Agreement and that we are entitled to rely upon any such information or directions. We shall not be responsible for losses of any kind that may result from your directions to us or your actions or failures to act and you agree to reimburse us for any loss we may incur as a result of such directions, actions or failures to act. We shall not be responsible for any penalties, taxes, judgments or expenses you incur in connection with your IRA. We have no duty to determine whether your contributions or distributions comply with the Code, regulations, rulings or this Agreement.

4. Service Fees. We have the right to charge an annual service fee or other designated fees (for example, a transfer, rollover or termination fee) for maintaining your IRA. In addition, we have the right to be reimbursed for all reasonable expenses we incur in connection with the administration of your IRA. We may charge you separately for any fees or expenses or we may deduct the amount of the fees or expenses from the assets in your IRA at our discretion. We reserve the right to charge any additional fee upon 30 days notice to you that the fee will be effective.

Any brokerage commissions attributable to the assets in your IRA will be charged to your IRA. You cannot reimburse your IRA for those commissions.

5. Investment Of Amounts In The IRA:

   (a) Direction of Investment -- You have exclusive responsibility for and control over the investment of the assets of your IRA. You shall direct all in-vestment transactions, including earnings and the proceeds from securities sales. Your selection of investments, however, shall be limited to publicly traded securities, mutual funds, money market instruments and other investments that are obtainable by us and that we are capable of holding in the ordinary course of our business.

       In the absence of instructions from you or if your instructions are not in a form acceptable to us, we

[FAIRPORT                                                         1-800-332-6459
FUNDS LOGO]                                                     (1-800-3-FAMILY)
CHARTING A COURSE YOU CAN TRUST

                        SEMPER TRUST COMPANY, CUSTODIAN
                  IRA ASSET TRANSFER/ROLLOVER AUTHORIZATION

      --------------------------------------------------------------------------------------------------------------------------
A.      INVESTOR               NAME                                                       DATE OF BIRTH
        INFORMATION
                              --------------------------------------------------------------------------------------------------
        (As it appears on     ADDRESS
        existing IRA
        or Plan.              --------------------------------------------------------------------------------------------------
        Please Print)         CITY                              STATE                     ZIP CODE

                              --------------------------------------------------------------------------------------------------
                              SOCIAL SECURITY NUMBER                    DAYTIME PHONE NUMBER
                                        -        -                      (       )
      --------------------------------------------------------------------------------------------------------------------------
B.      PREVIOUS              NAME OF INSTITUTION
        TRUSTEE OR
        CUSTODIAN             --------------------------------------------------------------------------------------------------
                              ADDRESS
        (Please attach a
        copy of your          --------------------------------------------------------------------------------------------------
        "previous"            CITY                              STATE               ZIP CODE        ACCOUNT NUMBER (At Custodian)
        Custodial
        Statement)            ---------------------------------------------------------------------------------------------------
                              TYPE OF ACCOUNT:
                              [ ] Regular IRA  [ ] Spousal IRA  [ ] 401K/Qualified Plan
                              [ ] SEP  [ ] Roth IRA [ ] Other
                              TYPE OF ASSETS:
                              [ ] Mutual Fund [ ] Money Market [ ] CD ___ immediately
                              [ ] Securities [ ] Other _____          ___at maturity (date)
      ---------------------------------------------------------------------------------------------------------------------------
C.      TRANSFER IRA          [ ] This is a new IRA account. (Individual Retirement Account Application attached)
        INSTRUCTIONS          [ ] Please transfer to my existing IRA account #:__________________________________________________

                              AMOUNT TO BE TRANSFERRED:
                              [ ]      Liquidate all assets from the above account and transfer the proceeds.
                              [ ]      Liquidate $ / %  ____________ from the above account and transfer the proceeds.
      ---------------------------------------------------------------------------------------------------------------------------
D.      FUND                  MAKE CHECK PAYABLE TO THE APPROPRIATE FUND(S)
        SELECTION             The proceeds to be transferred should be invested in the following Fund(s):
        AND
        INVESTMENT            [ ] FAIRPORT GROWTH AND INCOME FUND (#133580)                     ______%  and  $ ____________
        AMOUNTS               [ ] FAIRPORT GOVERNMENT SECURITIES FUND (#133581)                 ______%  and  $ ____________
                              [ ] FAIRPORT MIDWEST GROWTH FUND (#133582)                        ______%  and  $ ____________
      ----------------------------------------------------------------------------------------------------------------------------
                              [ ] CASH ACCOUNT TRUST MONEY MARKET PORTFOLIO                     ______%  and  $ ____________
                                  (#133583)
                              [ ] A prospectus must be obtained from Roulston Research Corp.
                                  before you can purchase this fund.
                              [ ] Check here if you have already received a prospectus.
      ---------------------------------------------------------------------------------------------------------------------------
E.      INVESTOR'S            INVESTOR'S AUTHORIZATION:
        AUTHORIZATION
        AND                   I have adopted an IRA with the institution named at the top of this request form as Custodian.
        CUSTODIAN             I understand that since this is a transfer from Custodian to Custodian, I will not be in receipt
        ACCEPTANCE            of my IRA assets.

                              X__________________________________________________________________________________    ___________
                              Signature of Participant                                                               Date

                              CUSTODIAN ACCEPTANCE:
                              The above IRA Transfer is accepted by the institution named at the top of this request form as
                              Custodian.

                              X /s/
                               -----------------------------------------------------------------------------------   ------------
                               Authorized Signature: FPS Services, Inc., Custodian's Agent                           Date


                                    MAIL THE COMPLETED ASSET TRANSFER AUTHORIZATION ALONG WITH
                                         YOUR INDIVIDUAL RETIREMENT ACCOUNT APPLICATION TO:
                              FPS SERVICES, INC., 3200 HORIZON DRIVE, KING OF PRUSSIA, PA 19406-0903
                                                  1-300-332-6459 (1-800-3FAMILY)



[FAIRPORT                                                         1-800-332-6459
FUNDS LOGO]
CHARTING A COURSE YOU CAN TRUST                                 (1-800-3-FAMILY)


                    AUTOMATIC INVESTMENT PLAN APPLICATION
                                INSTRUCTIONS:
================================================================================
HOW DOES IT WORK?

1. FPS Services, Inc., through our bank, UMB Bank, N.A., draws an automatic clearing house (ACH) debit against your personal checking/savings account each month.

2. Choose any amount (over the minimum $50 subsequent payment amount) that you would like to invest regularly and your debit will be processed by FPS Services, Inc.

3. Shares will be purchased and a confirmation sent to you.
================================================================================
HOW DO I SET IT UP?

MUST MEET MINIMUM INVESTMENT REQUIREMENT OF $250.
-------------------------------------------------

1. Complete the form (and a fund application if you are establishing a new account).
2. If you are using a Credit Union, please have your financial institution complete the form.
3. This option is not available on Cash Account Trust Money Market
   Portfolio.
4. ATTACH A VOIDED CHECK OR DEPOSIT SLIP TO THE AUTOMATIC INVESTMENT PLAN APPLICATION.
5. Mail form to FPS Services, Inc. at the address above.
6. As soon as your bank accepts your authorization, debits will be generated and your Automatic Investment Plan started. In order for you to have Automatic Clearing House (ACH) debits from your account, your bank must be able to accept ACH transactions and/or be a member of an ACH association. We cannot guarantee acceptance by your bank.
7. Please allow one month for processing before the first debit occurs.
8. Returned items will result in a $20.00 fee being deducted from your account.
================================================================================
                             ACCOUNT INFORMATION
================================================================================
REGISTRATION:
================================================================================

Check One:   [ ]   I am in the process of establishing a new account.

             [ ]   My account number is #___________________________
Deposit my automatic investments in (check one):
     [ ]  Fairport Government Securities Fund (#133581)
     [ ]  Fairport Growth and Income Fund (#133580)
     [ ]  Fairport Midwest Growth Fund (#133582)

Shareholder Name:
--------------------------------------------------------------------------------
Joint Owner:
--------------------------------------------------------------------------------
Street Address:
--------------------------------------------------------------------------------
City:                       State:                              ZIP Code:
--------------------------------------------------------------------------------
Phone Number: [daytime] (       )               [evening] (     )
================================================================================
                                AUTHORIZATION
================================================================================

I authorize the fund to establish an Automatic Investment Plan for me and invest $______________ [$50.00 minimum] on the [ ] 10th, [ ] 15th, [ ] 20th of each month in the fund. I understand that my ACH debit will be dated on the day of each month as indicated above. I agree that if such a debit is not honored upon presentation, FPS Services, Inc. may discontinue this service and any share purchase made upon deposit of such debit may be cancelled. I further agree that if the net asset value of the shares purchased with such debit is less when said purchase is cancelled than when the purchase was made, FPS Services, Inc. shall be authorized to liquidate other shares or fractions thereof held in my account to make up the deficiency. This Automatic Investment Plan may be discontinued by FPS Services, Inc. upon 30 days written notice or at any time by the investor by written notice to FPS Services, Inc. which is received no later than five (5) business days prior to the above designated investment date.

SIGNATURE OF ACCOUNT OWNER                                   DATE:
-------------------------------------------------------------------------------
SIGNATURE OF JOINT ACCOUNT OWNER                             DATE:
-------------------------------------------------------------------------------

                      BANK INFORMATION AND AUTHORIZATION
===============================================================================
BANK ACCOUNT OWNER
-------------------------------------------------------------------------------
BANK ACCOUNT JOINT OWNER
-------------------------------------------------------------------------------
BANK NAME
-------------------------------------------------------------------------------
BANK BRANCH STREET ADDRESS
-------------------------------------------------------------------------------
CITY                            STATE                         ZIP CODE
-------------------------------------------------------------------------------
ABA NUMBER (9 DIGITS)                           ACCOUNT NUMBER
-------------------------------------------------------------------------------
CHECK ONE:    [ ]  Checking    [ ]    Savings
As a convenience to me, please honor ACH debits on my account drawn by FPS Services, Inc., UMB Bank, N.A. and payable to the FUND.

I agree that your rights with respect to such debit shall be the same as if it were a check drawn upon you and signed personally by me. This authority shall remain in effect until you receive notice to the contrary. I agree that you shall be fully protected in honoring any such debit.

I further agree that if any debit is dishonored, whether with or without cause or whether intentionally or inadvertently, you shall be under no liability whatsoever.

SIGNATURE OF BANK ACCOUNT OWNER                                  DATE:
-------------------------------------------------------------------------------
SIGNATURE OF JOINT ACCOUNT OWNER                                 DATE:
-------------------------------------------------------------------------------

                          INDEMNIFICATION AGREEMENT
===============================================================================

TO: THE BANK NAMED ABOVE:

So that you may comply with your Depositor's request and authorization, Fund agrees as follows:

1. To indemnify and hold you harmless from any loss you may suffer arising from or in connection with the payment of a debit drawn by FPS Services, Inc. to the order of the fund, designated on the account of your depositor's executing the authorization including any costs or expenses reasonably incurred in connection with such loss. Fund will not, however, indemnify you against any loss due to your payment of any debit generated against insufficient funds.

2. To refund to you any amount erroneously paid by you to FPS Services, Inc. on any such debit if claim for the amount of such debit on which erroneous payment was made.
===============================================================================

           MAIL COMPLETED AUTOMATIC INVESTMENT PLAN APPLICATION TO:
    FPS SERVICES, INC., 3200 HORIZON DRIVE, KING OF PRUSSIA, PA 19406-0903
                        1-800-332-6459 (1-800-3FAMILY)

[FAIRPORT                                                         1-800-332-6459
FUNDS LOGO]
CHARTING A COURSE YOU CAN TRUST                                 (1-800-3-FAMILY)

                        SEMPER TRUST COMPANY, CUSTODIAN
                  INDIVIDUAL RETIREMENT ACCOUNT APPLICATION

=============================================================================================================================
                                     NAME                                       SOCIAL SECURITY NUMBER

1.      ACCOUNT                     -----------------------------------------------------------------------------------------
        REGISTRATION/               ADDRESS                                     DATE OF BIRTH
        CUSTOMER
        INFORMATION                 -----------------------------------------------------------------------------------------
        (THE CUSTODIAN WILL         CITY                                        STATE                       ZIP CODE
        DEBIT YOUR ACCOUNT
        ANNUALLY IN SEPTEMBER       -----------------------------------------------------------------------------------------
        FOR A $12 ACCOUNT FEE       HOME PHONE NUMBER                           BUSINESS PHONE NUMBER
        UNLESS PAID IN ADVANCE)          (       )       (       )
                                    -----------------------------------------------------------------------------------------
                                        A. [ ] Please check here if this is a modification to an existing account.
                                               Existing Account Number_______________________________

                                        B. [ ]  STATEMENT COPY TO ANOTHER ADDRESS OR INTERESTED PARTY (IN
                                                ADDITION TO THE FIRM)
                                    -----------------------------------------------------------------------------------------
                                    NAME                                                   ADDRESS

                                    -----------------------------------------------------------------------------------------
                                    CITY                                    STATE                           ZIP CODE

==============================================================================================================================

2.      INVESTMENT                  TYPE OF ACCOUNT:
        TYPE                        A.  [ ]    Traditional IRA for Tax year ________                  $__________
        ($250 minimum)              B.  [ ]    Spousal IRA for Tax year ________                      $__________
                                    C.  [ ]    Roth IRA                                               $__________
                                    D.  [ ]    Rollover IRA                                           $__________
                                    E.  [ ]    SEP IRA Contribution Provision for Tax year ________   $__________

                                               __________________________________________________________________
                                                        Employer Name (SEP accounts only)

                                               __________________________________________________________________
                                                        Employer Address
                                    SOURCE OF INVESTMENT:
                                    A.  [ ]    Direct Investment
                                    B.  [ ]    IRA Asset Transfer*
                                    C.  [ ]    Rollover Contribution*

                                                [ ]       From a Qualified Plan/401K    [ ] From another Roth/Rollover IRA
                                                        *PLEASE COMPLETE THE ATTACHED IRA ASSET TRANSFER/ROLLOVER FORM.
==============================================================================================================================

3.      INVESTMENT                  Check the name of the appropriate Portfolio(s) you have selected and enter the amount to be
        SELECTION                   invested in each. Make check payable to the appropriate Fund(s).
        (MAKE CHECK
         PAYABLE TO THE             [ ] FAIRPORT GROWTH AND INCOME FUND (#133580)                     ______%  and  $ ____________
         "FAIRPORT FUNDS")          [ ] FAIRPORT GOVERNMENT SECURITIES FUND (#133581)                 ______%  and  $ ____________
                                    [ ] FAIRPORT MIDWEST GROWTH FUND (#133582)                        ______%  and  $ ____________
                                        ----------------------------------------------------------    ______%  and  $ ____________
                                    [ ] CASH ACCOUNT TRUST MONEY MARKET PORTFOLIO
                                        (#133583)
                                        A prospectus must be obtained from Roulston Research Corp.
                                        before you can purchase this fund.
                                    [ ] Check here if you have already received a prospectus.

                                    This Figure MUST EQUAL Total of All Dollar          TOTAL           100%        $ ____________
                                    Amounts Indicated in Section 3.
==============================================================================================================================

4.      DIVIDENDS &
        CAPITAL GAINS               All mutual fund dividends and capital gains will be  reinvested.
==============================================================================================================================

5.      TELEPHONE
        EXCHANGE                    [ ] Check box for the ability to switch between Funds
        PRIVILEGE                       within the Fund  Family at any time.

==============================================================================================================================


================================================================================================================================
6.      BENEFICIARY            PRIMARY BENEFICIARY                         NAME
        DESIGNATION
                              --------------------------------------------------------------------------------------------------
                              Address
                              --------------------------------------------------------------------------------------------------
                              Relationship                                 Social Security Number               Date of Birth

================================================================================================================================
                              SECONDARY BENEFICIARY(IES)                   Name

                              --------------------------------------------------------------------------------------------------
                              Address

                              --------------------------------------------------------------------------------------------------
                              Relationship                                 Social Security Number               Date of Birth

                              SECONDARY BENEFICIARY(IES)                   Name

                              --------------------------------------------------------------------------------------------------
                              Address

                              --------------------------------------------------------------------------------------------------
                              Relationship                                 Social Security Number               Date of Birth

================================================================================================================================
7.      SIGNATURE &           IMPORTANT: PLEASE READ BEFORE SIGNING.
        CERTIFICATION

                              I UNDERSTAND THE ELIGIBILITY REQUIREMENTS FOR THE TYPE OF IRA DEPOSIT I AM MAKING AND I STATE THAT I
                              DO QUALIFY TO MAKE THE DEPOSIT.  I HAVE RECEIVED A COPY OF THE APPLICATION, 5305-A PLAN AGREEMENT,
                              FINANCIAL DISCLOSURE AND DISCLOSURE STATEMENT.  I UNDERSTAND THE TERMS AND CONDITIONS WHICH APPLY TO
                              THIS INDIVIDUAL AGREEMENT.  I AGREE TO BE BOUND BY THOSE TERMS AND CONDITIONS.  WITHIN SEVEN (7) DAYS
                              FROM THE DATE I OPEN THIS IRA I MAY REVOKE IT WITHOUT PENALTY BY MAILING OR DELIVERING A WRITTEN
                              NOTICE TO THE CUSTODIAN.

                              I ASSUME COMPLETE RESPONSIBILITY FOR:
                              1.  DETERMINING THAT I AM ELIGIBLE FOR AN IRA EACH YEAR I MAKE A CONTRIBUTION.
                              2.  INSURING THAT ALL CONTRIBUTIONS I MAKE ARE WITHIN THE LIMITS SET FORTH BY THE TAX LAWS.
                              3.  THE TAX CONSEQUENCES OF ANY CONTRIBUTION (INCLUDING ROLLOVER CONTRIBUTIONS) AND DISTRIBUTION.

                              THE FOLLOWING IS REQUIRED BY FEDERAL TAX LAW TO AVOID BACKUP WITHHOLDING: "BY SIGNING BELOW, I
                              CERTIFY UNDER PENALTIES OF PERJURY THAT THE SOCIAL SECURITY NUMBER OR TAX I.D. NUMBER ENTERED ABOVE IS
                              CORRECT (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME) AND THAT I HAVE NOT BEEN NOTIFIED BY THE IRS
                              THAT I AM SUBJECT TO BACKUP WITHHOLDINGS UNLESS I HAVE INDICATED."[ ]

                              "THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER
                              THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING."

                              ____________________________________________________________________            ___________________
                              SIGNATURE OF IRA HOLDER                                                              DATE
                              ____________________________________________________________________            ___________________
                              SIGNATURE OF WITNESS                                                                 DATE
=================================================================================================================================

8.      CUSTODIAN
        ACCEPTANCE            /S/________________________________________________________________________________________________
                              AUTHORIZED SIGNATURE; FPS SERVICES, INC., PLAN ADMINISTRATOR

=================================================================================================================================
FOR INVESTMENT DEALER ONLY
--------------------------

          --------------------------------------------------------------     ----------------------------------------------------
                                   Firm Name                                                   Dealer #

          --------------------------------------------------------------     ----------------------------------------------------
                                 Branch Address                                                Branch #

          --------------------------------------------------------------     ----------------------------------------------------
                                 City/State/Zip                              Rep #             Rep's Last Name

=================================================================================================================================

                                              MAIL THE COMPLETED  IRA APPLICATION TO:
                              FPS Services, Inc., 3200 Horizon Drive, King of Prussia, PA 19406-0903
                                                  1-800-332-6459 (1-800-3FAMILY)
=================================================================================================================================



       shall hold any uninvested amounts in cash and we shall have no responsibility to invest uninvested cash unless and until directed by you.

       All transactions shall be subject to any and all applicable Federal and State laws and regulations and the rules, regulations, customs and usages of any exchange, market or clearing house where the transaction is executed and to our policies and practices.

       After your death, your beneficiary(ies) shall have the right to direct the investment of your IRA assets, subject to the same conditions that applied to you during your lifetime under this Agreement (including, without limitation, section 3).

   (b) Our Investment Powers And Duties -- We shall have no discretion to direct any investment in your IRA. We assume no responsibility for rendering investment advice with respect to your IRA, nor will we offer any opinion or judgment to you on matters concerning the value or suitability of any investment or proposed investment for your IRA. We shall exercise the voting rights and other shareholder rights with respect to securities in your IRA but only in accordance with the instructions you give to us.

   (c) Delegation Of Investment Responsibility -- We may, but are not required to, permit you to delegate your investment responsibility for your IRA to another party acceptable to us by giving written notice of your delegation in a format we prescribe. We shall follow the direction of any such party who is properly appointed and we shall be under no duty to review or question, nor shall we be responsible for, any of that party's directions, actions or failures to act.

6. Beneficiaries. If you die before you receive all of the amounts in your IRA, payments from your IRA will be made to your beneficiaries.

You may designate one or more persons or entities as beneficiary of your IRA. This designation can only be made on a form prescribed by us and it will only be effective when it is filed with us during your lifetime. Each beneficiary designation you file with us will cancel all previous ones. The consent of a beneficiary shall not be required for you to revoke a beneficiary designation. If you do not designate a beneficiary, your estate will be the beneficiary.

If the beneficiary payment election described in Article IV, Section 4(b) of this Agreement is not made by December 31 of the year following the year of your death, the following rules apply. If the beneficiary is your spouse, the payment described in Article IV, Section 4(b)(ii) will be deemed elected (that is, payments over the life or life expectancy of your spouse). If the beneficiary or beneficiaries are or include anyone other than your surviving spouse, the payment method described in Article IV, Section 4(b)(i) will be deemed elected (that is the 5 year rule).

A spouse beneficiary will retain the option to treat the deceased's IRA as his or her own.

7. Termination. This Agreement shall terminate upon the complete distribution of the Account to you or your beneficiaries or to another IRA. We shall have the right to terminate this Account upon 30 days' notice in writing to you or (in the event of your death) to your beneficiaries. In such event and upon expiration of such period, we shall distribute the Account:

   (a) To such other IRA as you (or your beneficiaries) shall designate;

   (b) In the absence of such direction, to you or a custodian or trustee of our choice; or

   (c) In the event of the your death, to the beneficiaries, as their interests shall appear.

We shall not be liable for any actions or failures to act on the part of any successor custodian or trustee nor for any tax consequences you may incur that result from the transfer or distribution of your assets pursuant to this section.

If this Agreement is terminated, we may hold back from your IRA a reasonable amount of money that we believe is necessary to cover any one or more of the following:

 - any fees, expenses or taxes chargeable against your IRA;

 - any penalties associated with the early withdrawal of any savings instrument or other investment in your IRA.

If our organization is merged with another organization (or comes under the control of any Federal or State agency) or if our entire organization (or any portion which includes your IRA) is bought by another organization, that organization (or agency) shall automatically become the trustee or custodian of your IRA, but only if it is the type of organization authorized to serve as an IRA trustee or custodian.

If we are required to comply with Section 1.408-2(e) of the Treasury Regulations and we fail to do so, or we are not keeping the records, making the returns or sending the statements as are required by forms or regulations, the IRS may, after notifying you, require you to substitute another custodian or trustee.

8. Resignation. We may resign at any time, upon 30 days' notice in writing to you, and may be removed by you or the sponsor at any time, upon 30 days' notice in writing to us. Upon such resignation or removal, you or the sponsor (as appropriate) shall appoint a qualified successor custodian which shall be a bank, within the meaning of Section 408(n) of the Code, or another person who has satisfied the requirements of Section 408(a)(2) of the Code and related regulations.

9. Successor Custodian. Upon receipt by us of written acceptance of such appointment by the successor custodian, we shall transfer and pay over to the successor custodian the assets of the Account and all records pertaining thereto. We are authorized, however, to reserve such sum of money or assets as we may deem advisable for payment of all of our fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Account or on or against us with respect to the Account; and any balance of such reserve remaining after the payment of all such items shall be paid over to the successor custodian. If assets are retained in accordance with this Section 9, they may be disposed of in accordance with the provisions of Section 4 of this Article VIII. The successor custodian shall hold the assets paid over to it under terms which are consistent with Section 408 of the Code and related regulations.

10. Failure of Appointment. It shall be a condition of the removal of us that you or the sponsor shall have appointed a qualified successor custodian. In the event of the resignation of us and the failure to appoint a qualified successor custodian, the Custodian may itself appoint such successor, unless it elects to terminate this Agreement pursuant to Section 7 of this Article VIII, and the costs of such appointment shall be treated in the same manner as fees under
Section 4 of this Article VIII.

11. Required Appointment of Successor Custodian. You may remove us and appoint a successor custodian upon notification by the Commissioner of Internal Revenue Service that we have failed to comply with the applicable requirements of
Section 1.401-12(n) or applicable successor provisions of the Income Tax Regulations or are not keeping such records, making such returns or rendering such statements as are required by applicable Treasury Regulations or by forms prescribed by the Internal Revenue Service.

12. Amendments. We have the right to amend this Agreement at any time. Any amendment we make to comply with the Code and related regulations does not require your consent. You will be deemed to have consented to any other amendment unless, within 30 days from the date we mail the amendment, you notify us in writing that you do not consent.

13. Withdrawals. All requests for withdrawal shall be in writing on a form provided by or acceptable to us.

The method of distribution must be specified in writing. The tax identification number of the recipient must be provided to us before we are obligated to make a distribution.

Any withdrawals shall be subject to all applicable tax and other laws and regulations including possible early withdrawal penalties and withholding requirements.

14. Required Minimum Distributions. We reserve the right to elect whether or not life expectancies will be recalculated in connection with required minimum distributions from your IRA, provided, however, that we give you notice of our election. Alternatively, we may allow you to make such an election.

As described in Article IV, Section 3, of this Agreement, you may make an election to begin receiving payments from your IRA in a manner that satisfies the required minimum distribution rules no later than April 1st of the year following the year you reach age 70 1/2. (This is called the "required beginning date.")

If you fail to make such an election by your required beginning date, we can, at our complete and sole discretion, do any one of the following:

 - make no payment until you give us a proper payment request;

 - pay your entire IRA to you in a single sum payment; or

 - calculate your required minimum distribution from your IRA each year based on your single life expectancy (not recalculated) and pay those distributions to you until you direct otherwise.

We will not be liable for any penalties or taxes related to your failure to take a distribution.

15. Transfers From Other Plans. We can receive amounts transferred to this IRA from the custodian or trustee of another IRA. In addition, we can accept direct rollovers of eligible rollover distributions from employer plans as permitted by the Code. We reserve the right not to accept any transfer or direct rollover

16. Liquidation Of Assets. We have the right to liquidate assets in your IRA if necessary to make distributions or to pay fees, expenses or taxes properly chargeable against your IRA. If you fail to direct us as to which assets to liquidate, we will decide in our complete and sole discretion and you agree not to hold us liable for any adverse consequences that result from our decision.

17. Restrictions On The Fund. Neither you nor any beneficiary may sell, transfer or pledge any interest in your IRA in any manner whatsoever, except as provided by law or this Agreement.

The assets in your IRA shall not be responsible for the debts, contracts or torts of any person entitled to distributions under this Agreement.

18. Indemnification. You agree to indemnify and hold harmless us, the sponsor and their respective affiliates, agents, employees, successors and assigns, from and against any claim or liability arising in connection with your Account, except in the case of gross negligence or willful misconduct.

19. Severability. If any provision of this Agreement is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed and enforced as if such provision had not been included.

20. Captions. The captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Agreement nor in any way shall they affect the construction of any provision of this Agreement.

21. What Law Applies. This Agreement is subject to all applicable Federal and State laws and regulations. If it is necessary to apply any State law to interpret and administer this Agreement, the law of our domicile shall govern.

If any part of this Agreement is held to be illegal or invalid, the remaining parts shall not be affected. Neither your nor our failure to enforce at any time or for any period of time any of the provisions of this Agreement shall be construed as a waiver of such provisions, or your right or our right thereafter to enforce each and every such provision.

INSTRUCTIONS

(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM

Form 5305-A is a model Custodial account agreement that meets the requirements of Section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

Individuals may rely on regulations for Tax Reform Act of 1986 to the extent specified in those regulations.

Do not file Form 5305-A with the IRS. Instead, keep it for your records.

For more information on IRAs, including the required disclosure you can get from your Custodian, get Pub. 590, Individual Retirement Accounts (IRAs).

DEFINITIONS

Custodian: The Custodian must be a bank or savings and loan association, as defined in Section 408(n), or other person who has the approval of the IRS to act as Custodian.

Depositor: The Depositor is the person who establishes the Custodial account.

IDENTIFYING NUMBER

The Depositor's social security number will serve as the identification number of his or her IRA. An employer identification number is required only for an IRA for which a return is filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

IRA FOR NON-WORKING SPOUSE

Form 5305-A may be used to establish the IRA Custodial account for a nonworking spouse.

Contributions to an IRA Custodial account for a nonworking spouse must be made to a separate IRA Custodial account established by the nonworking spouse.

SPECIFIC INSTRUCTIONS

Article IV: Distributions made under this Article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to ensure that the requirements of Section 408(a)(6) have been met.

Article VIII: Article VIII and any that follow it may incorporate additional provisions that are agreed upon by the Depositor and Custodian to complete the Agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of Custodian, Custodian's fees, State law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Use additional pages if necessary and attach them to this form.

REQUESTING DISTRIBUTION

A request for a distribution from the IRA must be submitted in writing to:

FPS SERVICES, INC.
RETIREMENT PLANS -- LIQUIDATION DESK
3200 HORIZON DRIVE
KING OF PRUSSIA, PA 19406-0903

If a request does not contain all necessary information, FPS Services, Inc. will notify the Depositor in writing as to its incompleteness, requesting the additional information, including signature guarantee if required by the Fund. When the distribution instructions are in proper order, only then will the shares be redeemed and the monies distributed.

NOTE: Form 5305-A may be reproduced and reduced in size for adoption to passbook purposes.

ROTH DISCLOSURE STATEMENT

RIGHT TO REVOKE YOUR ROTH IRA

IF YOU RECEIVE THIS DISCLOSURE STATEMENT AT THE TIME YOU ESTABLISH YOUR ROTH IRA, YOU HAVE THE RIGHT TO REVOKE YOUR ROTH IRA WITHIN SEVEN (7) DAYS OF ITS ESTABLISHMENT. IF REVOKED, YOU ARE ENTITLED TO A FULL RETURN OF THE CONTRIBUTION YOU MADE TO YOUR ROTH IRA. THE AMOUNT RETURNED TO YOU WOULD NOT INCLUDE AN ADJUSTMENT FOR SUCH ITEMS AS SALES COMMISSIONS, ADMINISTRATIVE EXPENSES, OR FLUCTUATION IN MARKET VALUE. YOU MAY MAKE THIS REVOCATION ONLY BY MAILING OR DELIVERING A WRITTEN NOTICE TO THE CUSTODIAN:

FPS SERVICES, INC.
3200 HORIZON DRIVE
KING OF PRUSSIA, PA 19406-0903

IF YOU SEND YOUR NOTICE BY FIRST-CLASS MAIL, YOUR REVOCATION WILL BE DEEMED MAILED AS OF THE DATE OF THE POSTMARK.

IF YOU HAVE ANY QUESTIONS ABOUT THE PROCEDURE FOR REVOKING YOUR ROTH IRA, PLEASE CALL THE CUSTODIAN AT THE TELEPHONE NUMBER LISTED ON THE APPLICATION.

REQUIREMENTS OF A ROTH IRA

A. Cash Contributions -- Your contribution must be in cash, unless it is a qualified rollover contribution.

B. Maximum Contribution -- The total amount you may contribute to a Roth IRA for any taxable year cannot exceed the lesser of $2,000 or 100 percent of your compensation. If you also maintain a Traditional IRA (i.e., an IRA subject to the limits of Internal Revenue Code (IRC) Sec. 408(a) or 408(b)) the maximum contribution to your Roth IRA is reduced by any contributions you make to your Traditional IRA. Your total annual contribution to all Traditional IRAs and Roth IRAs cannot exceed the lesser of $2,000 or 100 percent of your compensation.

Your Roth IRA contribution is further limited if your adjusted gross income
(AGI) exceeds $150,000 and you are a married individual filing jointly ($95,000 for single taxpayers). Married individuals filing jointly with AGI which exceeds $160,000 may not fund a Roth IRA. Married individuals filing separately with AGI exceeding $10,000 may not fund a Roth IRA. Single individuals with AGI exceeding $110,000 may not fund a Roth IRA.

If you are married filing jointly and your AGI is between $150,000 and $160,000, your maximum Roth IRA contribution is determined as follows: (1) Subtract your AGI from $160,000, (2) divide the difference by $10,000, and (3) multiply the result in step (2) by $2,000. For example, if your AGI is $155,000, your maximum Roth IRA contribution is $1,000. This amount is determined as follows:
[($160,000 minus $155,000) divided by $10,000] multiplied by $2,000.

If you are single and your AGI is between $95,000 and $110,000, your maximum Roth IRA contribution is determined as follows: (1) Subtract your AGI from $110,000, (2) divide the difference by $15,000, and (3) multiply the result in step (2) by $2,000. For example, if your AGI is $98,000, your maximum Roth IRA contribution is $1,600. This amount is determined as follows: [($110,000 minus $98,000) divided by $15,000] multiplied by $2,000.

Your Roth IRA contribution is not limited by your participation in a retirement plan other than a Traditional IRA, as discussed above. In addition, unlike Traditional IRAs, you may continue to fund a Roth IRA after age 70 1/2 so long as you have earned income and your AGI is below the maximum thresholds discussed above.

C. Nonforfeitability -- Your interest in your Roth IRA is nonforfeitable.

D. Eligible Custodians -- The Custodian of your Roth IRA must be a bank, savings and loan association, credit union, or a person approved by the Secretary of the Treasury.

E. Commingling Assets -- The assets of your Roth IRA cannot be commingled with other property except in a common trust fund or common investment fund.

F. Life Insurance -- No portion of your Roth IRA may be invested in life insurance contracts.

G. Collectibles -- You may not invest the assets of your Roth IRA in collectibles (within the meaning of Internal Revenue Code (IRC) section 408(m)). A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Internal Revenue Service. However, specially minted United States gold and silver bullion coins and certain state-issued coins are permissible investments. Platinum coins and certain gold, silver, platinum or palladium bullion (as described in IRC Sec. 408(m)(3)) are also permitted as Roth IRA investments.

H. Beneficiary Payouts -- If your surviving spouse is your sole beneficiary, your spouse may treat your Roth IRA as his or her own Roth IRA and would not be subject to the required minimum distribution rules. Your surviving spouse will also be entitled to such additional beneficiary payment options as are permitted under the law or related regulations. If the beneficiary or beneficiaries include anyone other than your surviving spouse, the entire amount remaining in your account will, at the election of your beneficiary or beneficiaries, either

   (a) be distributed by December 31 of the year containing the fifth anniversary of your death, or

   (b) be distributed in equal or substantially equal payments over the life or life expectancy of your designated beneficiary or beneficiaries.

A nonspouse beneficiary or beneficiaries must elect either option (a) or (b) by December 31 of the year following the year of your death. If no election is made, distribution will be made in accordance with option (a).

INCOME TAX CONSEQUENCES OF
ESTABLISHING A ROTH IRA

A. Contributions Not Deducted -- No deduction is allowed for Roth IRA contributions, including transfers and rollover contributions.

B. Tax-Deferred Earnings -- The investment earnings of your Roth IRA are not subject to federal income tax as they accumulate in your Roth IRA. In addition, distributions of your Roth IRA earnings will be free from federal income tax if you take a qualified distribution, as discussed below.

C. Taxation of Distributions -- The taxation of a Roth IRA distribution depends on whether the distribution is a qualified distribution or a nonqualified distribution.

   (a) Qualified Distributions -- Qualified distributions from your Roth IRA (both the contributions and earnings) are not included in gross income. A qualified distribution occurs when the assets have been in the Roth IRA for five tax years and one of the following events occurs:

       -  attainment of age 59 1/2,

       -  disability,

       -  the purchase of a first home, or

       -  death.

       For contributory Roth IRAs, the five-tax-year period begins with the first year for which you make a Roth IRA contribution. For example, if you make a contribution to your Roth IRA for 1998, the five-tax-year period will be completed at the end of 2002. However, a separate five-tax-year requirement applies to each rollover contribution from a Traditional IRA. The five-tax-year period for these rollovers begins with the year in which the rollover contribution is made.

   (b) Nonqualified Distributions -- If you do not meet the requirements for a qualified distribution, any earnings you withdraw from your Roth IRA will be included in your gross income and, if you are under age 59 1/2, may be subject to an early distribution penalty. However, when you take a nonqualified distribution, your basis (the amounts you contributed to the account) will generally be removed first. Therefore, your nonqualified distributions will not be taxable to you until your withdrawals exceed the amount of your contributions. Special rules may apply to the distribution of conversion amounts.

D. No Required Minimum Distributions -- You are not required to take distribution from your Roth IRA at age 70 1/2 (as required for Traditional and SIMPLE IRAs).

E. Rollovers and Conversions -- Your Roth IRA may be rolled over to another Roth IRA of yours, or may receive rollover contributions, provided that all of the applicable rollover rules are followed. Rollover is a term used to describe a tax-free movement of cash or other property to your Roth IRA from any of your Roth or Traditional IRAs. The rollover rules are generally summarized below. These transactions are often complex. If you have any questions regarding a rollover, please see a competent tax advisor.

   1. Roth IRA To Roth IRA Rollovers -- Funds distributed from your Roth IRA may be rolled over to a Roth IRA of yours if the requirements of IRC section 408(d)(3) are met. A proper Roth IRA to Roth IRA rollover is completed if all or part of the distribution is rolled over not later than 60 days after the distribution is received. You may not have completed another Roth IRA to Roth IRA rollover from the distributing Roth IRA during the 12 months preceding the date you receive the distribution. Further, you may roll the same dollars or assets only once every 12 months. Roth IRA assets may not be rolled over to other types of IRAs (e.g., Traditional IRA, SIMPLE IRA).

   2. Traditional IRA To Roth IRA Conversions- Unless your adjusted gross income is more than $100,000, or you are married filing a separate tax return, you are eligible to roll over, transfer or convert all or any portion of your existing Traditional IRA(s) into your Roth IRA(s). A separate Roth Conversion IRA should generally be established to hold conversion amounts. If your Roth IRA is designated as a Roth Conversion IRA, the only permissible contributions are amounts converted from a Traditional IRA during the same tax year. The amount of the conversion from your Traditional IRA to your Roth IRA will be treated as a distribution for income tax purposes and is includible in your gross income (except for any nondeductible contributions). Although the conversion amount is generally included in income, the 10 percent early distribution penalty will not apply to rollovers or conversions from a Traditional IRA to a Roth IRA, regardless of whether you qualify for any exceptions to the 10 percent penalty.

      If you convert assets from your Traditional IRA to your Roth IRA prior to January 1, 1999, you may include the taxable amount of the distribution in your gross income ratably over a four year period beginning with 1998.

   3. Written Election -- At the time you make a proper rollover to a Roth IRA, you must designate to the Custodian, in writing, your election to treat that contribution as a rollover. Once made, the rollover election is irrevocable.

   4. No Rollovers From Employer Plans -- You may not roll over distributions from your employer's qualified retirement plan or 403(b) arrangement into your Roth IRA.

F. Carryback Contributions -- A contribution is deemed to have been made on the last day of the preceding taxable year if you make a contribution by the deadline for filing your income tax return (not including extensions), and you designate that contribution as a contribution for the preceding taxable year. For example, if you are a calendar year taxpayer and you make your Roth IRA contribution on or before April 15, your contribution is considered to have been made for the previous tax year if you designate it as such.

LIMITATIONS AND RESTRICTIONS

A. Spousal Roth IRA -- If you are married, you may make payments to a Roth IRA established for the benefit of your spouse. You must file a joint tax return for the year for which the contribution is made.

The amount you may contribute to your Roth IRA and your spouse's Roth IRA is the lesser of $4,000 or 100 percent of your combined compensation. However, you may not contribute more than $2,000 to any one Roth IRA. Your contribution may be further limited if your AGI exceeds the levels discussed in the section titled Maximum Contribution.

B. Estate Tax Exclusion -- The $100,000 federal estate tax exclusion previously available has been repealed for individuals dying after December 31, 1984. No exclusion will be allowed for individuals dying after that date. Transfers of your Roth IRA assets to a named beneficiary made during your life and at your request or because of your failure to instruct otherwise, may be subject to federal gift tax under IRC section 2501 if made after October 22, 1986.

C. Special Tax Treatment -- Capital gains treatment

and the favorable five or ten year forward averaging tax authorized by IRC section 402 do not apply to Roth IRA distributions.

D. Income Tax Treatment -- Any nonqualified withdrawal of earnings from your Roth IRA, is subject to federal income tax withholding. You may, however, elect not to have withholding apply to your Roth IRA withdrawal. If withholding is applied to your withdrawal, not less than 10 percent of the amount withdrawn must be withheld.

E. Prohibited Transactions -- If you or your beneficiary engage in a prohibited transaction with your Roth IRA, as described in IRC section 4975, your Roth IRA will lose its tax-exempt status and you must generally include the value of the earnings in your account in your gross income for that taxable year.

F. Pledging -- If you pledge any portion of your Roth IRA as collateral for a loan, the amount so pledged will be treated as a distribution and may be included in your gross income for that year to the extent it represents earnings.

FEDERAL TAX PENALTIES

A. Early Distribution Penalty -- If you are under age 59 1/2 and receive a nonqualified Roth IRA distribution, an additional tax of 10 percent will apply to the amount includible in income (i.e., the earnings), unless the distribution is made on account of death, disability, a qualifying rollover, a direct transfer, the timely withdrawal of an excess contribution; or if the distribution is part of a series of substantially equal periodic payments (at least annual payments) made over your life expectancy or the joint life expectancy of you and your beneficiary. Payments made to pay medical expenses which exceed 7.5 percent of your adjusted gross income and distributions to pay for health insurance by an individual who has separated from employment and who has received unemployment compensation under a federal or state program for at least 12 weeks are also exempt from the 10 percent tax. Payments to cover certain qualified education expenses and distributions for first-home purchases (up to life-time maximum of $10,000) are exempt from the 10 percent tax. This additional tax will apply only to the portion of a distribution which is includible in your income.

B. Excess Contribution Penalty -- An excise tax of 6 percent is imposed upon any excess contribution you make to your Roth IRA. This tax will apply each year in which an excess remains in your Roth IRA. An excess contribution is any contribution amount which exceeds your contribution limit, excluding rollover and direct transfer amounts. Your contribution limit is the lesser of $2,000 or 100 percent of your compensation for the taxable year. Your contribution may be further limited if your AGI exceeds the levels discussed in the section titled Maximum Contribution.

C. Excess Accumulation Penalty -- Unless your sole beneficiary is your surviving spouse, your designated beneficiary(ies) is required to take certain minimum distributions after your death. An additional tax of 50 percent is imposed on the amount of the required minimum distribution which should have been taken but was not. This tax is referred to as an excess accumulation penalty tax.

D. Penalty Reporting -- You must file Form 5329 with the Internal Revenue Service to report and remit any penalties or excise taxes.

OTHER

A. IRS Plan Approval -- The Agreement used to establish this Roth IRA has been approved by the Internal Revenue Service. The Internal Revenue Service approval is a determination only as to form. It is not an endorsement of the plan in operation or of the investments offered.

B. Additional Information -- You may obtain further information on Roth IRAs from your District Office of the Internal Revenue Service. In particular, you may wish to obtain IRS Publication 590, Individual Retirement Arrangements
(IRAs).

ROTH INDIVIDUAL RETIREMENT
CUSTODIAL ACCOUNT

Form 5305-RA Under Section 408A of the
Internal Revenue Code      FORM (REV. JAN.1998)

The Depositor whose name appears on the Application is establishing a Roth Individual Retirement Account under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.

The Custodian named on the Application has given the Depositor the disclosure statement required under Regulations section 1.408-6.

The Depositor has assigned the Custodial account the sum indicated on the Application.

The Depositor and the Custodian make the following agreement:

ARTICLE I

1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

ARTICLE II

The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married depositor who files jointly, between AGI of $150,000 and $160,000; and for a married depositor who files separately, between $0 and $10,000. In the case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

ARTICLE III

The Depositor's interest in the balance in the Custodial account is nonforfeitable.

ARTICLE IV

1. No part of the Custodial funds may be invested in life insurance contracts, nor may the assets of the Custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the Custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE V

1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

   (a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

   (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

If distributions do not begin by the date described in (b), distribution method
(a) will apply.

2. In the case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

ARTICLE VI

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

ARTICLE VII

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

ARTICLE VIII

This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

ARTICLE IX

1. Definitions. In this part of this agreement (Article IX), the words "you" and "your" mean the Depositor, the words "we", "us" and "our" mean the Custodian or FPS Services, Inc. who serves as the plan administrator, "Code" means the Internal Revenue Code and "sponsor" means the institution identified on your application.

2. Notices And Change Of Address. Any required notice regarding this Roth IRA will be considered effective when we mail it to the last address of the intended recipient which we have in our records. Any notice to be given to us will be considered effective when we actually receive it. You must notify us of any change of address.

3. Representations And Responsibilities. You represent and warrant to us that any information you have given or will give us with respect to this Agreement is complete and accurate. Further, you agree that any directions you give us, or action you take will be proper under this Agreement and that we are entitled to rely upon any such information or directions. We shall not be responsible for losses of any kind that may result from your directions to us or your actions or failures to act and you agree to reimburse us for any loss we may incur as a result of such directions, actions or failures to act. We shall not be responsible for any penalties, taxes, judgments or expenses you incur in connection with your Roth IRA. We have no duty to determine whether your contributions or distributions comply with the Code, regulations, rulings or this Agreement.

4. Service Fees. We have the right to charge an annual service fee or other designated fees (for example, a transfer, rollover or termination fee) for maintaining your Roth IRA. In addition, we have the right to be reimbursed for all reasonable expenses we incur in connection with the administration of your Roth IRA. We may charge you separately for any fees or expenses or we may deduct the amount of the fees or expenses from the assets in your Roth IRA at our discretion. We reserve the right to charge any additional fee upon 30 days notice to you that the fee will be effective.

Any brokerage commissions attributable to the assets in your Roth IRA will be charged to your Roth IRA. You cannot reimburse your Roth IRA for those commissions.

5. Investment Of Amounts In The Roth IRA:

   (a) Direction of Investment -- You have exclusive responsibility for and control over the investment of the assets of your Roth IRA. You shall direct all investment transactions, including earnings and the proceeds from securities sales. Your selection of investments, however, shall be limited to publicly traded securities, mutual funds, money market instruments and other investments that are obtainable by us and that we are capable of holding in the ordinary course of our business.

       In the absence of instructions from you or if your instructions are not in a form acceptable to us, we shall hold any uninvested amounts in cash and we shall have no responsibility to invest uninvested cash unless and until directed by you.

       All transactions shall be subject to any and all applicable Federal and State laws and regulations and the rules, regulations, customs and usages of any exchange, market or clearing house where the transaction is executed and to our policies and practices.

       After your death, your beneficiary(ies) shall have the right to direct the investment of your Roth IRA assets, subject to the same conditions that applied to you during your lifetime under this Agreement (including, without limitation, section 3).

   (b) Our Investment Powers And Duties -- We shall have no discretion to direct any investment in your Roth IRA. We assume no responsibility for rendering investment advice with respect to your Roth IRA, nor will we offer any opinion or judgment to you on matters concerning the value or suitability of any investment or proposed investment for your Roth IRA. We shall exercise the voting rights and other shareholder rights with respect to securities in your Roth IRA but only in accordance with the instructions you give to us.

   (c) Delegation Of Investment Responsibility -- We may, but are not required to, permit you to delegate your investment responsibility for your Roth IRA to another party acceptable to us by giving written notice of your delegation in a format we prescribe. We shall follow the direction of any such party who is properly appointed and we shall be under no duty to review or question, nor shall we be responsible for, any of that party's directions, actions or failures to act.

6. Beneficiaries. If you die before you receive all of the amounts in your Roth IRA, payments from your Roth IRA will be made to your beneficiaries.

You may designate one or more persons or entities as beneficiary of your Roth IRA. This designation can only be made on a form prescribed by us and it will only be effective when it is filed with us during your lifetime. Each beneficiary designation you file with us will cancel all previous ones. The consent of a beneficiary shall not be required for you to revoke a beneficiary designation. If you do not designate a beneficiary, your estate will be the beneficiary.

If your surviving spouse is your sole beneficiary, your spouse may treat your Roth IRA as his or her own Roth IRA and would not be subject to the required minimum distribution rules. Your surviving spouse will also be entitled to such additional beneficiary payment options as are permitted under the law or related regulations. If the beneficiary or beneficiaries include anyone other than your surviving spouse, distributions must commence in accordance with Article V. If the beneficiary payment election described in Article V is not made by December 31 of the year following the year of your death, the payment method described as the 5 year rule will be deemed elected.

7. Termination. This Agreement shall terminate upon the complete distribution of the Account to you or your beneficiaries or to another Roth IRA. We shall have the right to terminate this Account upon 30 days' notice in writing to you or (in the event of your death) to your beneficiaries. In such event and upon expiration of such period, we shall distribute the Account:

   (a) To such other Roth IRA as you (or your beneficiaries) shall designate;

   (b) In the absence of such direction, to you or a custodian or trustee of our choice; or

   (c) In the event of the your death, to the beneficiaries, as their interests shall appear.

We shall not be liable for any actions or failures to act on the part of any successor custodian or trustee nor for any tax consequences you may incur that result from the transfer or distribution of your assets pursuant to this section.

If this Agreement is terminated, we may hold back from your Roth IRA a reasonable amount of money that we believe is necessary to cover any one or more of the following:

 - any fees, expenses or taxes chargeable against your Roth IRA;

 - any penalties associated with the early withdrawal of any savings instrument or other investment in your Roth IRA.

If our organization is merged with another organization (or comes under the control of any Federal or State agency) or if our entire organization (or any portion which includes your Roth IRA) is bought by another organization, that organization (or agency) shall automatically become the trustee or custodian of your Roth IRA, but only if it is the type of organization authorized to serve as a Roth IRA trustee or custodian.

If we are required to comply with Section 1.408-2(e) of the Treasury Regulations and we fail to do so, or we are not keeping the records, making the returns or sending the statements as are required by forms or regulations, the IRS may, after notifying you, require you to substitute another custodian or trustee.

8. Resignation. We may resign at any time, upon 30 days' notice in writing to you, and may be removed by you or the sponsor at any time, upon 30 days' notice in writing to us. Upon such resignation or removal, you or the sponsor (as appropriate) shall appoint a qualified successor custodian which shall be a bank, within the meaning of Section 408(n) of the Code, or another person who has satisfied the requirements of Section 408(a)(2) of the Code and related regulations.

9. Successor Custodian. Upon receipt by us of written acceptance of such appointment by the successor custodian, we shall transfer and pay over to the successor custodian the assets of the Account and all records pertaining thereto. We are authorized, however, to reserve such sum of money or assets as we may deem advisable for payment of all of our fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Account or on or against us with respect to the Account; and any balance of such reserve remaining after the payment of all such items shall be paid over to the successor custodian. If assets are retained in accordance with this Section 9, they may be disposed of in accordance with the provisions of Section 4 of this Article IX. The successor custodian shall hold the assets paid over to it under terms which are consistent with Section 408 of the Code and related regulations.

10. Failure of Appointment. It shall be a condition of the removal of us that you or the sponsor shall have appointed a qualified successor custodian. In the event of the resignation of us and the failure to appoint a qualified successor custodian, the Custodian may itself appoint such successor, unless it elects to terminate this Agreement pursuant to Section 7 of this Article IX, and the costs of such appointment shall be treated in the same manner as fees under Section 4 of this Article IX.

11. Required Appointment of Successor Custodian. You may remove us and appoint a successor custodian upon notification by the Commissioner of Internal Revenue Service that we have failed to comply with the applicable requirements of
Section 1.401-12(n) or applicable successor provisions of the Income Tax Regulations or are not keeping such records, making such returns or rendering such statements as are required by applicable Treasury Regulations or by forms prescribed by the Internal Revenue Service.

12. Amendments. We have the right to amend this Agreement at any time. Any amendment we make to comply with the Code and related regulations does not require your consent. You will be deemed to have consented to any other amendment unless, within 30 days from the date we mail the amendment, you notify us in writing that you do not consent.

13. Withdrawals. All requests for withdrawal shall be in writing on a form provided by or acceptable to us. The method of distribution must be specified in writing. The tax identification number of the recipient must be provided to us before we are obligated to make a distribution.

Any withdrawals shall be subject to all applicable tax and other laws and regulations including possible early withdrawal penalties and withholding requirements.

You are not required to take a distribution from your Roth IRA at age 70 1/2. At your death, however, your beneficiaries must begin taking distributions in accordance with Article V and section 6 of this Agreement. We will make no payouts to you from your Roth IRA until you provide us with a written request for a distribution on a form provided by or approved by us.

14. Transfers From Other Plans. We can receive amounts transferred or rolled over to this Roth IRA from the trustee or custodian of another traditional or Roth IRA as permitted by statute or applicable regulations.

However, if this Custodial account is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

15. Liquidation Of Assets. We have the right to liquidate assets in your Roth IRA if necessary to make distributions or to pay fees, expenses or taxes properly chargeable against your Roth IRA. If you fail to direct us as to which assets to liquidate, we will decide in our complete and sole discretion and you agree not to hold us liable for any adverse consequences that result from our decision.

16. Restrictions On The Fund. Neither you nor any beneficiary may sell, transfer or pledge any interest in your Roth IRA in any manner whatsoever, except as provided by law or this Agreement.

The assets in your Roth IRA shall not be responsible for the debts, contracts or torts of any person entitled to distributions under this Agreement.

17. Indemnification. You agree to indemnify and hold harmless us, the sponsor and their respective affiliates, agents, employees, successors and assigns, from and against any claim or liability arising in connection with your Account, except in the case of gross negligence or willful misconduct.

18. Severability. If any provision of this Agreement is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed and enforced as if such provision had not been included.

19. Captions. The captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Agreement nor in any way shall they affect the construction of any provision of this Agreement.

20. What Law Applies. This Agreement is subject to all applicable Federal and State laws and regulations. If it is necessary to apply any State law to interpret and administer this Agreement, the law of our domicile shall govern.

If any part of this Agreement is held to be illegal or invalid, the remaining parts shall not be affected. Neither your nor our failure to enforce at any time or for any period of time any of the provisions of this Agreement shall be construed as a waiver of such provisions, or your right or our right thereafter to enforce each and every such provision.

INSTRUCTIONS

(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM

Form 5305-RA is a model Custodial account agreement that meets the requirements of section 408A and has been automatically approved by the IRS. A Roth individual retirement account (Roth IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian. This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

Do not file Form 5305-RA with the IRS. Instead, keep it for your records.

Unlike contributions to Traditional individual retirement arrangements, contributions to a Roth IRA are not deductible from the Depositor's gross income; and distributions after 5 years that are made when the Depositor is 59H years of age or older or on account of death, disability, or the purchase of a home by a first-time homebuyer (limited to $10,000), are not includible in gross income. For more information on Roth IRAs, including the required disclosure the Depositor can get from the Custodian, get Pub. 590, Individual Retirement Arrangements (IRAs).

This Roth IRA can be used by a Depositor to hold: (1) IRA Conversion Contributions, amounts rolled over or transferred from another Roth IRA, and annual cash contributions of up to $2,000 from the Depositor; or (2) if designated as a Roth Conversion IRA (by checking the box on the Application), only IRA Conversion Contributions for the same tax year.

To simplify the identification of funds distributed from Roth IRAs, Depositors are encouraged to maintain IRA Conversion Contributions for each tax year in a separate Roth IRA.

DEFINITIONS

Roth Conversion IRA: A Roth Conversion IRA is a Roth IRA that accepts only IRA Conversion Contributions made during the same tax year.

IRA Conversion Contributions: IRA Conversion Contributions are amounts rolled over, transferred, or considered transferred from a nonRoth IRA to a Roth IRA. A nonRoth IRA is an individual retirement account or annuity described in section 408(a) or 408(b), other than a Roth IRA.

Custodian: The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as Custodian.

Depositor: The Depositor is the person who establishes the Custodial account.

SPECIFIC INSTRUCTIONS

Article I: The Depositor may be subject to a 6-percent tax on excess contributions if (1) contributions to other individual retirement arrangements of the Depositor have been made for the same tax year, (2) the Depositor's adjusted gross income exceeds the applicable limits in Article II for the tax year, or (3) the Depositor's and spouse's compensation does not exceed the amount contributed for them for the tax year. The Depositor should see the Disclosure Statement or Pub. 590 for more information.

Article IX: Article IX and any that follow it may incorporate additional provisions that are agreed to by the Depositor and Custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Use additional pages if necessary and attach them to this form.

Note: Form 5305-RA may be reproduced and reduced in size for adaption to passbook purposes.

[FAIRPORT FUNDS LOGO]

Roulston & Company, Inc.
4000 Chester Avenue
Cleveland, Ohio 44103


FAIRPORT FUNDS

ADVISER:
Roulston & Company, Inc.
4000 Chester Avenue
Cleveland, Ohio 44103

DISTRIBUTOR:
Roulston Research Corp.
4000 Chester Avenue
Cleveland, Ohio 44103

For information, call:
1-800-332-6459


This brochure may be used in conjunction with the offering of shares of any of Fairport Funds only if preceded or accompanied by a current prospectus of each Fund whose shares are being offered.

(C) 1998 Roulston Research Corp.

ABOUT THE COVER:

Fairport Funds take their name from the historic Fairport Harbor Lighthouse, located on Lake Erie at the Grand River, just east of the Funds' headquarters in Cleveland, Ohio. Originally built in 1825, the Fairport Harbor Lighthouse guided ships safely in and out of the harbor for 100 years. In its early years the lighthouse was considered the gateway to the Western Reserve and the vast frontiers of the Northwest Territories and beyond. Later the lighthouse served as a beacon and supply stop for pioneers and travelers on their way to western Great Lakes ports and beyond. The original brick structure was rebuilt in 1871 of sandstone blocks, as it remains today.